Exhibit 99.1

Shareholder Direct	Co. # 28807

STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

FOR SHARES OF

FIFTH THIRD BANCORP

ENROLLMENT APPLICATION

Please enroll this account as follows:
Check onebox only (☒).
If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.
☐	FULL DIVIDEND REINVESTMENT
Reinvest all dividends for this account.
☐	PARTIAL DIVIDEND REINVESTMENT
Reinvest dividends on shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form.
☐	CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT) All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company as my (our ) Agent under the terms and conditions of the Plan, as described in the Brochure of the Plan which accompanied this form, to receive cash payments and apply them to the purchase of shares of FIFTH THIRD BANCORP Common Stock as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

ACCOUNT INFORMATION

1.

SINGLE/JOINT:  Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. The Social Security Number of the first-named tenant is required.

2.

CUSTODIAL:  A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gift to Minors Act in the minor’s state of residence. The minor’s Social Security Number is required.

3.	TRUST: Account is established in accordance with the provisions of a trust agreement.

This form, when completed and signed, should be mailed with your check in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your check and the form to:

FIFTH THIRD BANCORP
c/o American Stock Transfer & Trust Company P.O. Box 922, Wall Street Station, New York, New York 10269-0560 Attn: Shareholder Direct Plan

If your name is preprinted above, it is for mailing purposes only. Please complete one of the boxes below for the exact account registration.

ACCOUNT LEGAL REGISTRATION (CHOOSE ONE):

SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER

I hereby warrant, under penalty of perjury, that the number provided above is correct.

☐ SINGLE/JOINT ACCOUNT	☐ CUSTODIAL ACCOUNT	☐ TRUST ACCOUNT

Name	Custodian’s Name	Trustee Name

Joint Owner (if any)	Minor’s Name	Trust Name or Beneficiary

Joint Owner (if any)	Minor’s State of Residence	Date of Trust

ACCOUNT ADDRESS
STREET CITY	STATE	ZIP CODE

SIGNATURE(s)
All Joint Owners Must Sign

MINIMUM INITIAL INVESTMENT IS $250 FOR NEW INVESTORS MINIMUM INVESTMENT IS $50 FOR STOCKHOLDERS OF RECORD AND CURRENT PLAN PARTICIPANTS MAXIMUM INVESTMENT IS $10,000 PER MONTH
ATTACHED IS A CHECK FOR $

FIFTH THIRD BANCORP Enroll. App. 08-27-08	FOR AUTOMATIC MONTHLY DEDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC MONTHLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company to make monthly automatic transfers of funds from the checking or savings account in the amount stated below. This monthly deduction will be used to purchase shares of FIFTH THIRD BANCORP Common Stock for deposit into my (our) FIFTH THIRD BANCORP account.

1. Indicate the Type of Account: Checking or Savings.

2. Print the complete Bank Account Number.

3. Print the name on Bank Account as it appears on your bank statement.

4. Print the complete name of your financial institution, including the branch name and address.

5. Print the ABA Number (Bank Number) from your check or savings deposit slip.

Signature(s)

6. Amount of automatic monthly deduction: Indicate the monthly amount authorized to be transferred from your account. The minimum is $25 per month and the maximum is $10,000 per month from your checking or savings account to purchase FIFTH THIRD BANCORP Common Stock.

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

Daytime
Date	Phone Number

FILL IN THE INFORMATION BELOW FOR STOCK

PURCHASES USING AUTOMATIC MONTHLY DEDUCTIONS.

Please Print All items

1.	Type of Account ☐ Checking ☐ Savings
2.
	Bank Account Number
3.
	Name of Bank Account
4.
	Financial Institution

	Branch Name

	Branch Street Address

	Branch City, State and Zip Code
5.		6.	$
	ABA Number			Amount of automatic deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK

PRIOR TO SUBMITTING THIS APPLICATION.

Name on	JOHN A. DOE		20
Bank Account	MARY B. DOE
123 YOUR STREET
	ANYWHERE, U.S.A. 12345			63-858
670
PAY TO THE
	ORDER OF		$

Financial Institution and Branch information				DOLLARS
First National Bank
of Anywhere
123 Main Street
Anywhere, U.S.A. 12345

	FOR		SAMPLE (NON-NEGOTIABLE)

	ABA Number	Bank Account Number

FIFTH THIRD BANK Enroll. App. 08-27-08